EMPLOYMENT AGREEMENT

    This Agreement is made and entered into as of this _____ day of ________, 1996, by and between PLUMA, INC., a North Carolina corporation ("Employer"), and __________________________ ("Employee").

     WHEREAS, Employer desires to engage the services of Employee in connection with its business; and

     WHEREAS, Employee desires to be employed by Employer;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties hereto agree as follows:

1.       AGREEMENT OF EMPLOYMENT.

         Employer hereby agrees to employ Employee, and Employee hereby agrees to become and to remain employed by Employer, subject to the terms and conditions hereinafter set forth.

2.       DUTIES OF EMPLOYEES.

         a. The Board of Directors of Employer shall elect Employee to the office of VICE PRESIDENT-CONTROLLER, and to such other office or offices as it shall determine. Employee agrees to serve in such capacity or capacities and to carry out the duties incident thereto, and such other duties as may otherwise be assigned to her from time to time by the Board of Directors of Employer or the Chief Executive Officer of Employer, competently, diligently and in a businesslike and professional manner. The Employer shall retain full direction and control of the means and methods by which Employee performs the above services and of the place(s) at which such services are to be provided.

         b. Employee shall be a full-time employee of Employer and, while so employed, shall engage in no other business, profession or employment activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place her in a competing position to that of the Employer or any Affiliate of Employer.

3.       TERM

         The initial term of this Agreement and of Employee's employment hereunder shall continue from the date hereof, and, unless sooner terminated pursuant hereto, shall end on the second anniversary date hereof. Subsequent to the second anniversary date hereof, the term of this Agreement shall be for an undefined duration, said employment being at will, subject to termination by either party at any time, provided, any termination of Employee's at will employment shall be subject to the Employee's rights set forth in Section 5 of this Agreement.

4.        SALARY AND BENEFITS.

         A. SALARY. Employer will pay to Employee an initial salary computed on the basis of $____________________ per year, payable in installments in accordance with Employer's normal payroll practices. Employee shall be eligible to be considered for salary increases in accordance with Employer's salary administration practices for senior officer personnel. Employee shall be a participant in any incentive compensation plan for senior management personnel of Employer at a level to be determined in the discretion of Employer.

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         B.REIMBURSABLE  EXPENSES.  Employer  shall  reimburse  Employee for all reasonable travel, lodging, entertainment and other expense incurred in the performance of her duties as outlined in the Company's Expense Reimbursement policy. Employee agrees to keep and maintain such records of the aforesaid expenses as Employer may reasonably require.

         C. BENEFITS. Employer will make available to Employee, during the term of her employment hereunder, all benefits made available to other senior officers of Employer under any employee benefit plans established by Employer, including, without limitation, any pension and profit-sharing plans, medical expenses reimbursement plans, and group life, health, accident, medical, hospitalization, or disability insurance plans, but only to the extent that Employee is eligible and qualifies to participate under the terms of the particular plan or plans, subject to the same conditions and limitations as are applicable to other senior officers of Employer. Nothing herein shall obligate Employer to implement, maintain or continue any plan or plans.

5.        TERMINATION

         a. If the termination of this Agreement has not sooner occurred by the action of either party, Employee's employment hereunder shall terminate upon the occurrence of either of the following:

                  (1) UPON THE DEATH OF EMPLOYEE. In the event of the death of the Employee during her employment under this Agreement, the following payments shall be made to the Employee's designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the Employee: (i) her base salary for the month in which her death occurs, and (ii) such bonuses (if any) as have been earned by the Employee and not paid to her at the time of her death. Any rights and benefits the Employee or her estate or any other person may have under employee benefit plans and programs of the Employer generally in the event of the Employee's death shall be determined in accordance with the terms of such plans and programs. Except as provided in this Section 5a.(1), neither the Employee's estate nor any other person shall have any rights or claims against the Employer in the event of the death of the Employee during her employment hereunder;

                  (2) AT EMPLOYER'S ELECTION, "FOR CAUSE." A termination For Cause shall mean the occurrence of any one of the following events:

                       (a) termination due to (i) willful or gross neglect of duties for which employed, or (ii) willful misconduct in the performance of duties for which employed, in either such instance so as to cause material harm to the Employer, all such facts to be determined in good faith by the Board of Directors of the Employer;

                       (b) termination due to the Employee's committing fraud, misappropriation or embezzlement in the performance of her duties as an employee of the Employer; or

                       (c) termination due to the Employee's committing any felony for which he is convicted and which, as determined in good faith by the Board of Directors of the Employer, constitutes a crime involving moral turpitude.

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                       Upon  termination  for Cause,  the Employee shall receive
                       her base salary only through the date of termination, and neither the Employee nor any other person shall be entitled to any further payments from the Employer, for salary, unpaid bonuses or any other amounts. Any rights and benefits the Employee may have under employee benefit plans and programs of the Employee generally following a termination of the Employee's employment For Cause shall be determined in accordance with the terms of such plans and programs.

                  (3) CHANGE OF CONTROL. At the election of Employee or Employer upon a "Change of Control" of Employer, provided that notice of such termination is given by either party to the other after such Change of Control. A Change of Control shall mean the occurrence of any one of the following events:

                        (a) any "person," as such term is used in Section 13 (d) and 14 (d) of the Securities and Exchange Act of 1934 (the "Act") (other than the Employer, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Employer), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Employer representing 50% or more of either (i) the combined voting power of the Employer's then outstanding securities having the right to vote in an election of the Employer's Board of Directors ("Voting Securities") or (ii) the then outstanding Shares of the Employer (in either such case other than as a result of acquisition of securities directly from the Employer); or

                        (b) the majority of those persons who, as of January 1, 1996, constitute the Employer's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Employer subsequent to
                        January 1, 1996 whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

                        (c) the shareholders of the Employer shall approve (i) any consolidation or merger of the Employer where the shareholders of the Employer, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (ii) any sale, lease, exchange or other contemplated disposition
                        (arranged by a party as a single plan) of all or substantially all of the assets of the Employer or (iii) any plan or proposal for the liquidation or dissolution of the Employer.

         Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred for purposes of the foregoing clause 5.(3) solely as the result of an acquisition of securities by the Employer which, by reducing the number of Shares or other Voting
         Seurities outstanding, increases (x) the proportionate number of

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Shares beneficially owned by any person to 50% or more of the
Shares then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 50% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Shares of other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (3). Upon termination of this Agreement under this Section 5a(3), if the Employee is eligible [as defined below], Employer shall:


                        (a) Within 30 days after termination upon a Change in Control, pay to Employee an amount, in cash, equal to:
                        (A) three times the Employee's (i) average annual salary for the thirty-six (36) month period prior to such Change in Control, and (ii) bonuses received during the eighteen months preceding the effective date of the Change in Control, less (b) 1/36 of the amount calculated in (a) immediately above for each month that the Employee remains employed with Employer following the effective date of the Change in Control; and

                        (b) If allowed to do so by the Company's insurance carrier, or under the terms of the Company's insurance plan in effect at the time of termination (in the event the Company is a self-insured or partial self-insurer), continue the medical, disability and life insurance benefits which Employee was receiving at the time of termination for a period of thirty-six (36) months after termination of employment (the cost of which shall be borne by Employer or Employee as set forth below) or, if
                        earlier,   until  Employee  has  commenced   employment
                        elsewhere and become eligible for participation in the medical, disability and life insurance programs, if any, of the successor employer. Coverage under Employer's medical, disability and life insurance programs shall cease with respect to each such program as Employee becomes eligible for the medical, disability and life insurance programs, if any, of the successor employer. During the first eighteen (18) months of such thirty-six
                        (36) month period, the Employer shall be responsible for the costs associated with continued insurance coverage for Employee, but only to the extent it would have been responsible for such costs if the Employee was still employed by the Company. The Employee shall be responsible for the remaining costs. If, at the end of 18 months, the Employee is still afforded medical, disability and life insurance coverage under the Employer's insurance programs, Employer shall arrange to provide continued coverage under said programs, but the Employee will be responsible for the total cost of all such continued coverage at the end of the first eighteen
                        (18) month period specified above.


                        The Employee is eligible for the benefits provided in this Section 5a.(3), unless the Employer or the Employer's successor, after a Change in Control, offers the Employee a bona fide employment contract for a term which would expire no earlier than three years after the effective date of the Change in Control under the terms of which the Employee would perform the same duties for the same or greater levels of compensation as were afforded under the terms of this Agreement and this offer is rejected by the Employee.

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                        In addition, in the event Employee's employment with the
                        Company is terminated within 90 days before a Change in Control occurs for a reason not described in Section 5a.(1), (2) or (4), then in such event, Employee shall be entitled to those payments and other benefits described in subparagraphs (a) and (b) of page 4 of this Section 5a. upon such termination.

(4) AT  EMPLOYER'S  ELECTION IN THE EVENT OF  EMPLOYEE'S LONG-TERM  DISABILITY.
In the  event of the  Employee's disability   (as   hereinafter   defined)
during   her employment   under  this   Agreement,   the  Period  of Employment
may be terminated by the Employer. For the first three months following termination of employment due to disability, the Employee shall be paid her base salary at the rate in effect at the time of the commencement of disability. Thereafter, the Employee shall be entitled to benefits in accordance with and subject to the terms and provisions of the Employer's
long-term   disability   plan  for  senior   management employees,  as in
effect at the time of the commencement of   disability.   For   purposes  of
this   Agreement, "disability"  shall have the same  meaning as given that term under the Employer's long-term disability plan for senior management employees, as in effect from time to time. Anything herein to the contrary
notwithstanding, if,   during  the  three   month   period   following  a
termination of employment under this Section 5a.(4) in which salary continuation payments are payable by the Employer, the Employee becomes re-employed or otherwise engaged (whether as an employee, partner, consultant, or otherwise), any salary or other remuneration or benefits earned by her from such employment or engagement shall not offset any payments due her under this Section 5a.(4). In the event of the Employee's disability, any rights and benefits the Employee may have under employee benefit plans and programs of the Employer generally shall be determined in accordance with the terms of such plans and programs. Upon termination of the Employee's employment by reason of disability under this Section 5a.(4), the Employee shall be entitled, in addition to the other payments provided for in this Section 5a.(4), to payment of such bonuses (if any) as may have been earned by the Employee and not paid to her at the time of such termination. Except as provided in this Section 5a.(4), neither the Employee nor her estate, or any other person, shall have any rights or claims against the Employer in the event of the termination of the Employee's employment by reason of disability.


        b. Except as provided in 5a. above and as might be provided specifically in separate stock option or other employee benefit plans, upon termination of this Agreement, Employee's rights to further compensation and benefits hereunder shall cease, provided, however, that Employee shall remain entitled to any unpaid compensation and benefits accrued prior to such termination and to any expense reimbursements to which he was entitled at the date of such termination, and any rights to which he is entitled by law or pursuant benefit plans of Employer in the event of death or disability.

6.        CONFIDENTIALITY.

          A. CONFIDENTIALITY INFORMATION. The Employee promises and agrees that he will not, either while in the Employer's employ or at any time thereafter, disclose to any person not employed by the Employer, or not engaged to render services to the Employer, or use, for herself or any other person, firm, corporation or entity, any confidential information of the Employer obtained by her while in the employ of the
          Employer,   including,   without   limitation,   any  of  the
          Employer's   methods,   processes,   techniques,   practices,
          research data, marketing and sales information, personnel data, customer lists, financial data, plans, know-how, trade secrets and proprietary information of the Employer; provided, however, that this provision

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         shall not  preclude the Employee  from use or  disclosure  of
         information   known  generally  to  the  public  [other  than
         information known generally to the public as a result of a violation of this Section 6a. by the Employee], from use or disclosure of information acquired by the Employee outside of her affiliation with the Employer, from disclosure required by law or court order, or from disclosure or use appropriate and in the ordinary course of carrying out her duties as an employee of the Employer.

         B. RIGHTS TO MATERIALS. The Employee further promises and agrees that, upon termination of her employment for whatever reason and at whatever time, he will not take with her, without the prior written consent of an officer authorized to act in the matter of the Board of Directors of the Employer, any records, files, memoranda, reports, customer lists, drawings, plans, sketches, documents, specifications, and the like (or any copies thereof) relating to the business of the
         Employer  or  any  of  its   current  or  future   Affiliated
         Companies.

7.        INJUNCTIVE RELIEF.

         The Employee acknowledges and agrees that the Employer would suffer irreparable injury in the event of a breach by her or any of the provisions of
Section 6 of this Agreement and that the Employer shall be entitled to an injunction restraining her from any breach or threatened breach thereof. The Employee further agrees that, in the event of her breach of any provision of
Section 6 hereof, the Employer shall be entitled to terminate its obligation to make any payments otherwise due and payable to the Employee hereunder. Nothing herein shall be construed, however, as prohibiting the Employer from pursuing any other remedies at law or in equity which it may have for any such breach or threatened breach of any provision of Section 6 hereof, including the recovery of damages from the Employee.

8.        NOTICES.

         All notices required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile or sent by United States registered or certified mail, postage prepaid, addressed to Employer at P.O. Box 487, Eden, North Carolina 27288 and to Employee at 1807 Church Street Ext., Apt. 105, Martinsville, Virginia 24112, or at such changed addresses as the aforementioned may designate in writing. Any such notice shall be deemed given and effective when received at the aforesaid address or facsimile number.

9.        MISCELLANEOUS.


         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their heirs, executors, administrators, and personal representatives, successors, and assigns. Paragraph headings are for convenience of reference only and shall not be construed as part of this Agreement. Any covenants herein, the performance of which may extend beyond the term of this Agreement, shall be deemed to survive the termination of this Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. This Agreement shall be governed in all respects by the internal laws of the State of North Carolina. In the event any term or provision hereof is unenforceable or invalid for any reason whatsoever or as applied to a particular circumstance, such term or provision shall be modified to the extent necessary to make it valid and enforceable, or shall be stricken herefrom, as the circumstances may require, and this Agreement shall be construed as if such term or provision (to such extent) had originally been included herein, as the case may be.


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IN WITNESS WHEREOF, the parties have executed this Agreement in counterparts on the date first above written.



                    PLUMA, INC.

                    By:
                       R. DUKE FERRELL, JR., President & CEO



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